EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS

Supplement dated May 18, 2017 to the

Ivy Funds Prospectus

dated January 31, 2017

as supplemented February 22, 2017, March 2, 2017 and April 7, 2017

Effective immediately, the following replaces the second sentence of the “Portfolio Managers” section for Ivy Pictet Targeted Return Bond Fund on page 30:

Pictet AM’s Investment Team consists of Andres Sanchez Balcazar of Pictet AM CH, Lead Portfolio Manager and Head of Global & Regional Bonds Team; Thomas Hansen of Pictet UK, Investment Manager, Global & Regional Bonds Team; David Bopp of Pictet AM CH, Investment Manager, Global & Regional Bonds Team and Sarah Hargreaves of Pictet UK, Investment Manager, Global & Regional Bonds Team.

Effective immediately, the following replaces the entire bullet point of the “The Management of the Funds — Management Fee — Ivy Pictet Emerging Markets Local Currency Debt Fund” section on page 70:

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Ivy Pictet Emerging Markets Local Currency Debt Fund: 0.75% of net assets up to $1 billion; 0.725% of net assets over $1 billion and up to $2 billion; 0.70% of net assets over $2 billion and up to $5 billion; 0.675% of net assets over $5 billion and up to $10 billion; and 0.65% of net assets over $10 billion.

Effective immediately, the following replaces the second sentence of the first paragraph of the “The Management of the Funds — Portfolio Management — Ivy Pictet Targeted Return Bond Fund” section on page 72:

The Pictet AM Investment Team consists of Andres Sanchez Balcazar, Thomas Hansen, David Bopp and Sarah Hargreaves.

Effective immediately, the following replaces the fourth sentence of the first paragraph of the “The Management of the Funds — Portfolio Management — Ivy Pictet Targeted Return Bond Fund” section on page 72:

Mr. Balcazar joined Pictet AM CH in 2011 as Co-Head of the Global & Regional Bonds Team and assumed the role of Head of the Global & Regional Bonds Team in 2017.

Effective immediately, the second paragraph of the “The Management of the Funds – Portfolio Management — Ivy Pictet Targeted Return Bond Fund” section on page 72 is deleted in its entirety.

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IVY FUNDS

Supplement dated May 18, 2017 to the

Ivy Funds Statement of Additional Information

dated January 31, 2017

as supplemented February 22, 2017

Effective immediately, Mickael Benhaim of Pictet AM CH will no longer serve as a co-portfolio manager of Ivy Pictet Targeted Return Bond Fund. Accordingly, all references and information related to Mr. Benhaim are deleted in their entirety.

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IVY FUNDS

Supplement dated April 7, 2017 to the

Ivy Funds Prospectus

dated January 31, 2017

as supplemented February 22, 2017 and March 2, 2017

Effective April 10, 2017, additional sales charge reduction and waiver categories will be added to certain share classes of the Funds for purchases through specific intermediaries. Therefore, the prospectus is amended as follows:

The following is inserted as a new bullet point immediately following the second bullet point of the “Ivy Funds — You can get more information about each Fund in the — ” section on page 109:

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Appendix A to the Prospectus — Intermediary Sales Charge Discounts and Waivers, which contains more information about specific sales charge discounts and waivers available for shareholders who purchase Fund shares through a specific financial intermediary.

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IVY FUNDS

Supplement dated April 7, 2017 to the

Ivy IG International Small Cap Fund Prospectus

dated January 10, 2017

as supplemented February 22, 2017

Effective April 10, 2017, additional sales charge reduction and waiver categories will be added to certain share classes of the Fund for purchases through specific intermediaries. Therefore, the prospectus is amended as follows:

The following is inserted as a new bullet point immediately following the second bullet point of the “Ivy Funds — You can get more information about the Fund in the — ” section on page 37:

∎

Appendix A to the Prospectus — Intermediary Sales Charge Discounts and Waivers, which contains more information about specific sales charge discounts and waivers available for shareholders who purchase Fund shares through a specific financial intermediary.